EXHIBIT 10.0

                                    AGREEMENT


B E T W E E N:

                        CYBERPORT NIAGARA INC.
                        a private Ontario Corporation

                              (hereinafter called "Cyberport")

                           - and -

                        TELLURIAN, INC.
                        a public United States Corporation

                             (hereinafter called "Tellurian")

                        - and -

                         1174757 ONTARIO INC.
                         a private Ontario Corporation

                              (hereinafter called "Landlord")



WHEREAS the Landlord has leased to Cyberport pursuant to a written lease agreement dated February 1, 1997, premises at 5781 Ellen Avenue, Niagara Falls, Ontario, legally described as set out in Schedule A attached hereto, from which premises Cyberport is operating a hightech tourist facility;

AND WHEREAS improvements in the amount of $1,865,599.00 were done to the said premises by tradesmen in order to have the facilities useable by Cyberport;

AND WHEREAS these tradesmen have not been paid for the supply of their services and materials to these premises and a number of them have registered Claims for Lien against the title to said premises pursuant to the Construction Lien Act;

AND WHEREAS the tradesmen, Cyberport and 1174757 have agreed to settle all claims and counterclaims in regards to the supply of services and materials to the said premises;

NOW WITNESS THAT IN CONSIDERATION of the mutual covenants and agreements herein and subject to the terms and conditions in this agreement, the parties hereto covenant and agree as follows:

1. The tradesmen have agreed to assign to the Landlord, concurrently with the closing of this settlement agreement, $1,000,000.00 worth of the total amount of $1,865,599.00 presently owed to them for the supply of services and materials to the Cyberport facility.

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2.       The tradesmen  have further agreed to provide the law firm of Broderick and Associates a properly executed Release/Discharge of each of their respective Claims for Lien, to be held by such law firm in trust pending the completion of this settlement agreement.

3. The tradesmen have further agreed to provide to the law firm of Broderick and Associates a properly executed Consent to Dismissal of each of their respective Court Actions commenced regarding this matter, to be held by such law firm in trust pending the completion of this settlement agreement.

4. The Landlord hereby agrees to subscribe for 350,000 restricted common stock in Tellurian and has agreed to assign to Tellurian the $1,000,000.00 in debt assigned to it by the tradesmen as described above as consideration for payment of said stock subscription. Tellurian hereby agrees to accept such assignment of debt as valid consideration for the payment of the subscription for said stock.

5. The parties acknowledge that the Tellurian stock is "restricted" meaning that the stock may not be sold or otherwise transferred for a period of one year from the date of issuance in accordance with securities laws unless the securities have been registered for resale pursuant to the Securities Act of 19933, as amended or an exemption from registration is available to permit such transfer.

6. The parties agree that the rent for the premises is currently in arrears. In consideration of Cyberport paying to the Landlord on the closing of this settlement agreement the sum of $100,000.00 ($52,000.00 to be applied against the rental arrears and $48,000.00 as security for future rents), the Landlord agrees that:

         a) the rent for the months of March, April and May, 1998, shall be deferred until the months of July, August and September, 1998,

         b) Cyberport shall pay the normal rental amount as provided for in the lease for the month of June, 1998,

         c) Cyberport shall pay twice the said normal rental amount for the months of July, August and September, 1998, and

         d) on September 30, 1998 or as soon as practical thereafter (but no later than October 31, 1998), Cyberport and the Landlord will conduct an accounting review of the lease situation/arrears and make whatever adjustments are necessary as between the parties.

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7.       Tellurian is the currently the holder of a Security Agreement representing a first charge on the assets of Cyberport, including a number of P-51 Simulators. Tellurian agrees to grant to the Landlord until December 31, 1999, as additional security for future rents of Cyberport, an assignment of its Security Agreement to the extent of eight P-51 Simulators, said pieces of equipment having the serial numbers as listed on Schedule B attached hereto.

8. Tellurian hereby further agrees to provide the Landlord with an option to acquire 100,000 additional restricted common stock in Tellurian, having the same restriction as set out above, said option having the following terms and conditions:

         a) the exercise of the option must take place between 12 noon April 1, 1998 and 12 noon September 30, 1998,

         b)       the subscription price is $1.75 US per share, and

         c) the said subscription price and a letter to Tellurian notifying Tellurian of the exercising of said option must be received by Tellurian prior to the expiry of the option as set out herein.

9.   Time is of the essence of this agreement.

10. This agreement supersedes and takes the place of any and all prior agreements entered into by the parties. It is agreed that there is no representation, warranty, collateral agreement or condition affecting this agreement except as expressed in it.

11. No change or modification of this agreement shall be valid unless it be in writing and signed by each party hereto.

12. This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario, Canada.

13. This agreement shall enure to the benefit of and be binding upon the respective successors and assigns of the parties hereto.

14. For the convenience of the parties hereto, this Agreement may be executed in one or more counterparts, and transmitted by facsimile transmission, each of which shall be deemed to be an original for all purposes and shall constitute one agreement, binding on all parties.


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15.      In order to be binding  this  agreement  must be signed by all parties, and each party having a copy of the other's signature evidenced on the agreement, on or before March 25, 1998 at 4 pm, otherwise it shall be null and void.

16. This settlement shall be effective on March 26, 1998 at which time all monies and documents described herein shall be exchanged by the parties.


IN RECOGNITION OF THE ABOVE, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date set out beside their respective signatures.



                                         CYBERPORT NIAGARA INC.
                                         Per:


Date: March 26, 1998                     /s/ David Turner
                                         ---------------------------------------
                                         Name/Title: David Turner/Secretary
                                         I have the authority to bind the
                                         Corporation


                                         TELLURIAN, INC.
                                         Per:


Date: March 26, 1998                     /s/ Michael Hurd
                                         ---------------------------------------
                                         Name/Title: Michael Hurd/Vice-President
                                         I have the authority to bind the
                                         Corporation

                                         1174757 ONTARIO INC.
                                         Per:


Date: March 26, 1998                     /s/ Ashak Merani
                                         ---------------------------------------
                                         Name/Title: Ashak Merani/President
                                         I have the authority to bind the
                                         Corporation



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                                  SCHEDULE "A"



P-51 Simulators:

Serial No.                 Red No. 1

Serial No.                 Red No. 2

Serial No.                 Red No. 3

Serial No.                 Red No. 4

Serial No.                 Red No. 5

Serial No.                 Red No. 6

Serial No.                 Red No. 7

Serial No.                 Red No. 8


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                                  SCHEDULE "B"


P-51 Simulators:

Serial No.                 Red No. 1

Serial No.                 Red No. 2

Serial No.                 Red No. 3

Serial No.                 Red No. 4

Serial No.                 Red No. 5

Serial No.                 Red No. 6

Serial No.                 Red No. 7

Serial No.                 Red No. 8



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